Comparison of change in value of $10,000 investment in Dreyfus
Short-Intermediate Municipal Bond Fund with the Lehman Brothers 10-Year Municipal Bond Index and the Lehman Brothers 3-Year Municipal Bond Index

EXHIBIT A:

                Dreyfus          Lehman        Lehman
                 Short-         Brothers      Brothers
              Intermediate      10-Year        3-Year
   PERIOD      Municipal       Municipal      Municipal
                  Bond            Bond          Bond
                  Fund          Index *        Index *

  3/31/91        10,000          10,000        10,000
  3/31/92        10,750          10,931        10,814
  3/31/93        11,614          12,378        11,715
  3/31/94        11,968          12,727        12,033
  3/31/95        12,318          13,684        12,624
  3/31/96        13,030          14,898        13,444
  3/31/97        13,546          15,674        14,019
  3/31/98        14,311          17,301        14,880
  3/31/99        14,916          18,386        15,665
  3/31/00        15,228          18,475        15,958
  3/31/01        16,137          20,461        17,224

*Source: Lipper Inc.